UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value, with attached Common Share Purchase Rights	OESX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2019, Orion Energy Systems, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Third Amendment”) to the Company’s existing Business Financing Agreement, dated as of October 26, 2018 (the “Existing Credit Agreement”), by and among the Company, the subsidiary borrowers party thereto and Western Alliance Bank (the “Lender”).

The Third Amendment amended the Existing Credit Agreement to, among other things:

•	Extend the maturity date from October 26, 2020 to October 26, 2021;

•	Increase the sublimit under the Existing Credit Agreement for advances under business credit cards from $150,000 to $300,000;

•	Create a new $2,000,000 sublimit permitting entry into foreign currency forward contracts with the Lender;

•	Expand the Company’s ability to make capital expenditures and incur other debt from time to time; and

•

Permit the Lender to amend the financial covenant included in the Existing Credit Agreement (which requires the maintenance of a certain amount of unrestricted cash on deposit with the Lender at the end of each month) upon receipt of the Company’s annual projections.

The foregoing is a summary of the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1    Amendment No.  3 to Business Financing Agreement dated as of November 21, 2019 among Orion Energy Systems, Inc., Western Alliance Bank, as lender, and the subsidiary borrowers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: November 22, 2019	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer

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